EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

1.  Casa Montalvo Holdings, Inc., a California corporation
2.  Montalvo Imports LLC, a Delaware limited liability company
3.  Cannabis Beverage Group, Inc.